UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2007, VIVUS, Inc. (“the Company”) and CHINOIN Pharmaceutical and Chemical Works Private Co. Ltd. (“CHINOIN”) executed Amendment Four (“Amendment Four”) to the Manufacturing Agreement by and between the Company and CHINOIN dated December 20, 1995, as amended by Amendment One to the Manufacturing Agreement dated December 11, 1997, Amendment Two to the Manufacturing Agreement dated December 18, 1998 and Amendment Three to the Manufacturing Agreement dated November 21, 2002 (the Manufacturing Agreement, as so amended “the Agreement”), effective as of December 31, 2006.  The material components of Amendment Four are as follows:

•                  Amendment Four extends the term of the Agreement to 2011.

•                  The parties have agreed to amend the timing of the minimum purchase quantities under the Agreement.

The above description of Amendment Four is a summary only and is qualified in its entirety by reference to the full text of Amendment Four, which is filed herewith as Exhibit 10.60 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.60†	Amendment Four to the Manufacturing Agreement by and between VIVUS, Inc. and CHINOIN Pharmaceutical and Chemical Works Private Co. Ltd., effective as of December 31, 2006.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  May 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.60†	Amendment Four to the Manufacturing Agreement by and between VIVUS, Inc. and CHINOIN Pharmaceutical and Chemical Works Private Co. Ltd., effective as of December 31, 2006.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.